UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

COSTAR GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! COSTAR GROUP, INC. 2023 Annual Meeting Vote by June 7, 2023 11:59 P.M. ET COSTAR GROUP, INC. 1331 L STREET, NW WASHINGTON, DC 20005 ATTN: GENE BOXER V12275-P92824 You invested in COSTAR GROUP, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 8, 2023. Get informed before you vote View the Notice, Proxy Statement and Annual Report to Stockholders online OR if you want to receive a paper or e-mail copy of these documents or proxy materials for future stockholder meetings, you must request them. To make your request, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Please make the request as instructed above prior to June 2, 2023 to facilitate timely delivery. There is no charge to you for requesting a copy. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com* Control # Smartphone users Vote Virtually at the Meeting Point your camera here and June 8, 2023 10:00 A.M. EDT vote without entering a control number Virtually at: www.virtualshareholdermeeting.com/CSGP2023 *You can also vote by mail or by telephone by requesting a paper copy of the materials, which will include a proxy card with instructions. V1.2

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials at www.ProxyVote.com or easily request a paper copy. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote on these important matters. Voting Items Board Recommends 1. Proposal for the election of directors. Nominees: 1a. Michael R. Klein For 1b. Andrew C. Florance For 1c. Michael J. Glosserman For 1d. John W. Hill For 1e. Laura Cox Kaplan For 1f. Robert W. Musslewhite For 1g. Christopher J. Nassetta For 1h. Louise S. Sams For 2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting For firm for 2023. 3. Proposal to approve, on an advisory basis, the Company’s executive compensation. For 4. Advisory vote on the frequency of future advisory votes to approve executive compensation. 1 Year 5. Stockholder proposal regarding greenhouse gas emissions targets, if properly presented. Against NOTE: I authorize the proxies to vote according to their discretion on any other matters that are properly presented before the Annual Meeting or any adjournment or postponement thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V12276-P92824